Exhibit 10.13

SECOND AMENDMENT TO CATTLE SUPPLY AND FEEDING AGREEMENT

THIS SECOND AMENDMENT TO CATTLE SUPPLY AND FEEDING AGREEMENT (this “Amendment,”) is made and entered into as of January 24, 2013 by and between JBS Five Rivers Cattle Feeding LLC, a Delaware limited liability company (“FRR”), and J&F Oklahoma Holdings Inc., a Delaware corporation (“J&F”).

RECITALS

A. FRR and J&F are parties to the Cattle Supply and Feeding Agreement dated as of October 23, 2008, as amended by the First Amendment to Cattle Supply and Feeding Agreement dated as of September 21, 2010 (the “Agreement”); and

B. FRR and J&F desire to amend the Agreement to decrease the minimum utilization requirement from 85% to 75%.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreement contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Section 1.1. Section 1 of the Agreement is hereby amended and restated in its entirety to read as follows:

1. Cattle. This Agreement governs all cattle on FRR’s feed yards that are owned by J&F (“Cattle”). Beginning on June 23, 2009 and ending on September 11, 2016 (the “Supply Period”), J&F agrees to maintain sufficient Cattle on FRR’s feed yards so that such feed yards are at least 75% full of Cattle at all times. The term of this Agreement shall commence on the date hereof and continue through the date that the last of the Cattle on FRR’s feed yards as of the last day of the Supply Period are shipped to J&F, a packer or another third party (the “Term”).

Section 1.2. Other than as set forth in this Amendment, all provisions of the Agreement shall remain in full force and effect.

Section 1.3. The Agreement, as amended by this Amendment, constitutes the entire agreement of the parties with respect to the matters set forth in the Agreement and supersedes any prior understanding or agreement, oral or written, with respect to such matters.

Section 1.4. This Amendment may be executed in counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

Section 1.5. This Amendment shall be governed and construed in accordance with the laws of the State of Colorado without giving effect to any choice or conflict of laws rule or provision that would cause the application of the domestic substantive laws of any other jurisdiction.

IN WITNESS WHEREOF, J&F and FRR have executed this Amendment to the Agreement as of the date first written above.

J&F: J&F Oklahoma Holdings Inc.

By:	/s/ Luke Lind
Name:	Luke Lind
Its:	SVP Marketing & Risk Management

FRR: JBS Five Rivers Cattle Feeding LLC

By:	/s/ Dennis Roerty
Name:	Dennis Roerty
Its:	Treasurer

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